                                                                EXHIBIT 99.4

                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC





 JUNE 2,1995

Office of the Chief Accountant
SECPS LETTER FILE
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N. W.
Washington, DC 20549



Dear Sir or Madam:

We have read the Form 8-K dated May 22,1995, filed by Comprehensive Care Corporation (the Company) with the Securities and Exchange Commission and have the following comments:

         1. During the last two fiscal years and subsequent interim period, there were (a) no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to our satisfaction would have caused us to make reference to the subject matter of the disagreement in our report and (b) no reportable events, as described in Item 304 of Regulation S-K.

         2. Arthur Andersen LLP's reports on the fiscal 1993 and 1994 financial statements were modified in both years to contain two separate explanatory paragraphs related to uncertainties resulting (a) from an internal Revenue Service assessment relating to payroll taxes and (b) from a going concern modification. (The Form 8-K described only the going concern modification.)

         3. We have advised the Company that if Arthur Andersen LLP is requested in the future to include our reports on the Company's 1993 and 1994 financial statements in future filings with the Securities and Exchange Commission, we would consider undertaking an engagement to respond to each such request based on the existing facts and circumstances. Any such engagement would require that we (a) perform a post-audit review based on procedures and scopes as we considered necessary in the circumstances, and (b) determine the appropriate form of any report reissuance at that time based on the results of those procedures.

                                     ARTHUR
                                    ANDERSEN

                            ARTHUR ANDERSEN & CO. SC


Office of the Chief Accountant
Page 2
June 2,1995




         4. During the normal course of the audits of the May 31, 1993 and 1994, financial statements, there were numerous discussions regarding such issues as the Company's accounting books and records and internal controls. Response to certain of the Company's comments contained in its Form 8-K, which appear to go beyond the scope of the requirements in Item 304 of Regulation S-K, would appear to seek either a qualitative assessment or some level of assurance regarding the absence of any such problems, issues or discussions; accordingly, Arthur Andersen LLP takes no position on those statements which go beyond the scope of such requirements.

Very truly yours,



/s/   Arthur Andersen LLP





LGR